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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 5, 1999


                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)


        1-9020                                           98-0115468
(Commission File Number)                               (IRS Employer
                                                     Identification No.)


       400 E. Kaliste Saloom Road, Suite 3000 Lafayette, Louisiana 70508
             (Address of Registrant's principal executive offices)


        Registrant's telephone number, including area code (337) 232-7028


                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

On August 5, 1999, PetroQuest Energy, Inc. announced the initial funding of a private placement of 5 million units at a purchase price of US$1.00 per unit for a total consideration of US$5,000,000 before fees and expenses. Of the total consideration, US$4,000,000 has been received with the remaining funds expected to be received within the next two weeks. The proceeds from the private placement will be used for drilling and exploration costs, delay rentals on oil and gas leases and working capital and general corporate purposes.

Each unit sold in the private placement consists of one share of the Company's common stock and one warrant exercisable to purchase one-half a share of the Company's common stock. Each warrant is exercisable at any time through the fourth year after issuance to purchase one-half of a share of the Company's common stock at a per share purchase price of US$1.25. In addition, the Company has agreed to file a registration statement covering the resale of the Company's common stock underlying the units and the shares of Company common stock issuable on exercise of the warrants within 60 days after the closing of the private placement. The securities offered pursuant to the private placement will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the private placement, the Company agreed, among other things, to increase the number of directors comprising the Company's Board of Directors by two and to appoint to fill the vacancies a person designated by Cramer Rosenthal McGlynn, LLC and William W. Rucks, IV or a person designated by Mr. Rucks in his stead, subject to certain conditions. On September 14, 1999 and October 20, 1999, respectively, Francisco A. Garcia, the Cramer Rosenthal McGlynn, LLC designee, and Mr. Rucks were elected to the Company's Board of Directors. Additionally, Mr. Garcia was appointed to serve as a member of the Compensation Committee of the Company's Board of Directors. In connection with their election to the Company's Board of Directors, Messrs. Garcia and Rucks were granted options to purchase 50,000 shares of the Company's common stock each at exercise prices of $1.50 and $1.69 per share, respectively.

The foregoing includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in the foregoing that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including drilling of wells, reserve estimates, future production of oil and gas, future cash flows and other such matters are forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and other factors which could cause actual results to differ materially from those currently anticipated. These factors include, without limitation, uncertainties inherent in estimating proven oil and gas reserves, future rates of production and timing of development expenditures; results of exploratory and developmental drilling; operating hazards attendant to the oil and gas business; the successful identification, acquisition and development of properties; and changes in the price received for oil and gas which may effect results of operation and cash flows. Readers are cautioned that any such statements are not guarantees of future performance and the Company can give no assurance that actual results or developments will not differ materially from those projected in the forward-looking statements.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 10, 2000                   PETROQUEST ENERGY, INC.


                                        By: /s/ Robert R. Brooksher
                                           -------------------------------------
                                           Robert R. Brooksher
                                           Chief Financial Officer and Secretary